    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1997

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                     WALBRO CORPORATION                                          WALBRO CAPITAL TRUST
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)     (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)
                          DELAWARE                                                     DELAWARE
      (STATE OR OTHER JURISDICTION OF INCORPORATION OR             (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                       ORGANIZATION)                                                ORGANIZATION)
                         36-1358966                                                   36-6683606
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                         (I.R.S. EMPLOYER IDENTIFICATION NO.)

        6242 GARFIELD STREET, CASS CITY, MICHIGAN 48726, (517) 872-2131 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              LAMBERT E. ALTHAVER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               WALBRO CORPORATION
        6242 GARFIELD STREET, CASS CITY, MICHIGAN 48726, (517) 872-2131
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

               HOWARD S. LANZNAR, ESQ.                              WILLIAM M. HARTNETT, ESQ.
               LAWRENCE D. LEVIN, ESQ.                               RICHARD E. FARLEY, ESQ.
                KATTEN MUCHIN & ZAVIS                                CAHILL GORDON & REINDEL
         525 WEST MONROE STREET, SUITE 1600                            EIGHTY PINE STREET
            CHICAGO, ILLINOIS 60661-3693                            NEW YORK, NEW YORK 10005
                   (312) 902-5200                                        (212) 701-3000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
                           -------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-18317

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                                                PROPOSED          PROPOSED
                                                                                MAXIMUM            MAXIMUM           AMOUNT OF
                                                              AMOUNT TO BE   OFFERING PRICE       AGGREGATE        REGISTRATION
                                                               REGISTERED     PER SECURITY     OFFERING PRICE           FEE
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Convertible Trust Preferred Securities of Walbro Capital
  Trust.....................................................   460,000(1)     $25.00(2)(3)    $11,500,000(2)(3)       $3,485
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Convertible Subordinated Debentures of Walbro Corporation...          (4)         --                 --               --
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Common Stock, par value $.50, of Walbro Corporation.........          (5)         --                                  --
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Guarantee(6)................................................      --              --                 --               --
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    Total...................................................                     100%                                 $3,485
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

(1) Includes 60,000 8% Convertible Trust Preferred Securities (the "Preferred Securities") that may be issued pursuant to exercise of the underwriters' over-allotment option.
(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(i) of the Securities Act.
(3) Exclusive of accrued interest and distributions, if any.
(4) $11,500,000 in aggregate principal amount of 8% Convertible Subordinated Debentures (the "Convertible Debentures") of Walbro Corporation (the "Company") to be issued and sold to Walbro Capital Trust (the "Trust") in connection with the issuance by the Trust of the Preferred Securities. The Convertible Debentures may be distributed, under certain circumstances, to the holders of Preferred Securities for no additional consideration.
(5) Such shares of Common Stock are issuable upon conversion of the Preferred Securities registered hereunder. This Registration Statement also covers such shares as may be issuable pursuant to anti-dilution adjustments.
(6) Includes the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings consisting of obligations of the Company to provide certain indemnities in respect of, and pay and be responsible for certain expenses and debts of, the Trust as described in the Registration Statement. No separate consideration will be received for the Guarantee and the back-up undertakings.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") by Walbro Corporation (the "Company") and Walbro Capital Trust (the "Trust") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-3 of the Company and the Trust (Registration No. 333-18317), filed on December 20, 1996, Amendment No. 1 thereto filed with the Commission on January 7, 1997 and Amendment No. 2 thereto filed with the Commission on January 27, 1997, relating to the offering of up to 57,500,000 Convertible Trust Preferred Securities (Liquidation Amount $25 per Convertible Trust Preferred Security) (the "Preferred Securities").

                                 CERTIFICATION

     The Company hereby authorizes the Commission to deduct the $3,485.00 registration fee for the additional Preferred Securities being registered hereby from available unrestricted funds previously deposited by the Company in the Commission's lockbox at Mellon Bank. In the event such funds are not available for any reason, the Company hereby certifies to the Commission that the Company will instruct its bank to wire, to the lockbox of the Commission at Mellon Bank, the registration fee for the additional securities being registered hereby as soon as practicable (but in no event later than the close of business on January 30, 1997); that it will not revoke such instructions; and that it has sufficient funds in the relevant account to cover the amount of the filing fee.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on the 29th day of January, 1997.

                                          WALBRO CORPORATION

                                          By: /s/ MICHAEL A. SHOPE
                                            ------------------------------------
                                            Michael A. Shope
                                            Chief Financial Officer and
                                              Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on January 29, 1997.

                   SIGNATURE                                               TITLE
                   ---------                                               -----

            /s/ LAMBERT E. ALTHAVER*                Chairman of the Board, Chief Executive Officer and
------------------------------------------------    Director (Principal Executive Officer)
              Lambert E. Althaver

            /s/ FRANK E. BAUCHIERO*                 President, Chief Operating Officer and Director
------------------------------------------------
               Frank E. Bauchiero

             /s/ ROBERT H. WALPOLE*                 Vice President and Director
------------------------------------------------
               Robert H. Walpole

              /s/ MICHAEL A. SHOPE                  Chief Financial Officer and Treasurer (Principal
------------------------------------------------    Financial and Accounting Officer)
                Michael A. Shope

           /s/ WILLIAM T. BACON, JR.*               Director
------------------------------------------------
             William T. Bacon, Jr.

            /s/ HERBERT M. KENNEDY*                 Director
------------------------------------------------
               Herbert M. Kennedy

             /s/ VERNON E. OECHSLE*                 Director
------------------------------------------------
               Vernon E. Oechsle

             /s/ ROBERT D. TUTTLE*                  Director
------------------------------------------------
                Robert D. Tuttle

               /s/ JOHN E. UTLEY*                   Director
------------------------------------------------
                 John E. Utley

*By:   /s/ MICHAEL A. SHOPE
     ----------------------------
           Michael A. Shope
      Attorney-in-Fact, pursuant
         to Power of Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on the 29th day of January, 1997.

                                        WALBRO CAPITAL TRUST

                                        By: Walbro Corporation

                                        By: /s/ MICHAEL A. SHOPE

                                           -------------------------------------
                                           Name: Michael A. Shope
                                           Title: Chief Financial Officer and
                                            Treasurer

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  5.1     Opinion of Katten Muchin & Zavis as to the validity of the issuance of the Convertible Debentures and the Guarantee to be issued by the Company (including consent).
  5.2     Opinion of Richards, Layton & Finger, special Delaware
          counsel, as to the validity of the issuance of the Preferred
          Securities to be issued by Walbro Capital Trust (including consent).
  8.1     Opinion of Katten Muchin & Zavis as to certain tax matters
          (including consent).
 23.1     Consent of Arthur Andersen LLP.
 23.2     Consent of Arthur Andersen.
 23.3     Consent of Deloitte & Touche.
 23.4     Consent of Katten Muchin & Zavis (included in Exhibits 5.1 and 8.1).
 23.5     Consent of Richards, Layton & Finger (included in Exhibit
          5.2).
 23.6     Consent of Ernst & Young Audit.
 24.1*    Power of Attorney (set forth on signature page of the
          Registration Statement).

-------------------------
* Incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-3 of the Company and the Trust (Registration No. 333-18317), filed with the Commission on December 20, 1996.